LIST OF SUBSIDIARIES OF II-VI INCORPORATED





                                                  Jurisdiction of
       Subsidiary                                 Incorporation
       ----------                                 ---------------

VLOC Incorporated                                  Pennsylvania
II-VI Delaware, Incorporated                       Delaware
II-VI Holdings B.V.                                The Netherlands
II-VI Japan Incorporated                           Japan
II-VI Singapore Pte., Ltd.                         Singapore
II-VI Acquisition Corp.                            Pennsylvania
II-VI Optics (Suzhou) Co. Ltd.                     China
II-VI International Pte., Ltd.                     Singapore
II-VI U.K. Limited                                 England
Laser Power Corporation                            Delaware
EMI Acquisition Corporation                        California
Exotic Materials, Incorporated                     California
Laser Power Optics de Mexico S.A. de C.V.          Mexico
Laser Power Europe N.V.                            Belgium
Laser Power FSC, Ltd.                              Barbados